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                                                                 EXHIBIT (A)(2)

                            CERTIFICATE OF AMENDMENT
                                       TO
                              DECLARATION OF TRUST
                                       OF
                              INSIGHT PREMIER FUNDS

         The undersigned, being the sole shareholder and a majority of the Trustees of Insight Premier Funds (the "Trust"), a Massachusetts business trust created under a Declaration of Trust dated September 13, 1996 (the "Declaration"), hereby adopt the following amendments to the Declaration and hereby certify that the following amendments to the Declaration have been duly adopted by the sole shareholder and the Trustees of the Trust pursuant to
Section 8.3 of the Declaration:

         1. Section 1.1 of the Declaration is hereby modified and amended to change the name of the Trust to "Kobren Insight Funds."

         2. Section 5.11 of the Declaration is hereby modified and amended to change the names of the series previously established and designated as follows:

NAME                                        NAME AS AMENDED
----                                        ---------------

Insight Growth Fund                         Kobren Growth Fund
Insight Moderate Growth Fund                Kobren Moderate Growth Fund
Insight Conservative Allocation Fund        Kobren Conservative Allocation Fund

         3. Section 6.6 of the Declaration is hereby amended by the addition of the following sentence :

            "In addition, the Trust shall have the right, at any time it is determined to be in the best interest of Shareholders to do so, to redeem Shares of any Shareholder for the then current net asset value per Share if such Shareholder has been determined by any officer of the Trust to be engaged in "market timing" or such Shareholder's privilege to exchange Shares has been cancelled for any of the reasons described in the Prospectus."
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IN WITNESS WHEREOF, the undersigned Trustees of the Trust have set their hands as of this 20th day of November, 1996.

/s/Eric M Kobren
---------------------------
Eric M. Kobren



/s/Arthur Dubroff
---------------------------
Arthur Dubroff

/s/Stuart J. Novick
---------------------------
Stuart J. Novick


/s/Michael P. Castellano
Michael P. Castellano


/s/Scott P. Mason
---------------------------
Scott P. Mason


/s/Scott A. Schoen
---------------------------
Scott A. Schoen


IN WITNESS WHEREOF, the undersigned sole shareholder of the Trust has set its hand as of this 20th day of November, 1996.


Insight Management, Inc.


By:    /s/Eric M. Kobren
       --------------------

Title: President
       --------------------